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                                                                    EXHIBIT 99.1

                          EXCEL SWITCHING CORPORATION
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 3, 1999
     The undersigned stockholder of Excel Switching Corporation ("Excel"), revoking all prior proxies, hereby appoints John Loughlin and Christopher Stavros, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Excel which the undersigned is entitled to vote at the special meeting of stockholders to be held at Sheraton Hyannis Resort, West End Circle, Hyannis, Massachusetts 02601, on Wednesday, November 3, 1999 beginning at 9:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting dated September 30, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the special meeting by the Excel board of directors. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXCEL. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)
                        (Please fill in the appropriate boxes on the other side)
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(Continued from other side)
                          EXCEL SWITCHING CORPORATION
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
    1. To approve the Agreement and Plan of Merger dated as of August 17, 1999, among Lucent Technologies Inc., Excel Switching Corporation, and a wholly owned subsidiary of Lucent Technologies Inc.

           FOR                  AGAINST                ABSTAIN
           [ ]                    [ ]                    [ ]

     The shares represented by this proxy will be voted as directed or, if no direction is given with respect to the proposal set forth above, will be voted for such proposal. In addition, the shares represented by this proxy will be voted in the discretion of John Loughlin or Christopher Stavros on any other business which may properly be brought before the special meeting by the Excel board of directors.

Dated: ____________________ , 1999

Signature(s) of Stockholders

______________________________

______________________________

     Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

     If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other persons.

     Mark here if you plan to attend the meeting  [ ]